Exhibit 99.(i)(1)

1875 K Street, NW Washington, DC 20006 Tel: 202 303 1000 Fax: 202 303 2000

July 28, 2006

iShares Trust

c/o Barclays Global Fund Advisors

45 Fremont Street

San Francisco, CA 94105

Dear Ladies and Gentlemen:

You have requested us, as counsel to the funds listed in Schedule I attached hereto (each a “Fund” and together, the “Funds”), each a series of iShares Trust (the “Trust”), a statutory trust organized under the laws of the State of Delaware, to furnish you with this opinion in connection with the Trust’s filing of Post-Effective Amendment No. 48 (the “Amendment”) to its Registration Statement on Form N-1A (Securities Act File No. 333-92935 and Investment Company Act File No. 811-09729) (as amended, the “Registration Statement”).

We have examined copies of the Certificate of Trust, Trust Instrument and By-Laws of the Trust, as amended, the Funds’ prospectuses and statement of additional information (the “Statement of Additional Information”) included in its Registration Statement, certain resolutions adopted by the Fund’s Board of Trustees (the “Board”), or certificates of the officers of the Trust with respect to such resolutions, resolutions of the sole shareholder of each Fund, consents of the Board and other records, documents and papers that we have deemed necessary for the purpose of this opinion. We have also examined such other statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of the material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when and if duly sold, issued and paid for in accordance with the laws of applicable jurisdictions and the terms of the Trust Instrument, the By-Laws and the Registration Statements, will be validly issued, fully paid and nonassessable beneficial interests in the Fund assuming (i) that at the time of sale such Shares are sold in excess of the price established pursuant to the resolutions authorizing the issuance of such Shares; and (ii) that the resolutions of the Board authorizing the issuance of the

NEW YORK     WASHINGTON, DC     PARIS     LONDON     MILAN     ROME     FRANKFURT     BRUSSELS

July 28, 2006

Shares that are in effect on the date hereof have not been modified or withdrawn and are in full force and effect on the date of issuance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Statement of Additional Information and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any distributor or dealer in connection with the registration or qualification of the Fund or the Shares under the securities laws of any state or other jurisdiction.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions. As to matters governed by the State of Delaware, we have relied solely upon the opinion of Richards, Layton & Finger, P.A., which is attached hereto, and our opinion is subject to the assumptions and limitations set forth therein.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

July 28, 2006

Schedule I

Funds

iShares Nasdaq Biotechnology Index Fund

iShares Russell 1000 Growth Index Fund

iShares Russell 1000 Index Fund

iShares Russell 1000 Value Index Fund

iShares Russell 2000 Growth Index Fund

iShares Russell 2000 Index Fund

iShares Russell 2000 Value Index Fund

iShares Russell 3000 Growth Index Fund

iShares Russell 3000 Index Fund

iShares Russell 3000 Value Index Fund

iShares Russell MicrocapTM Index Fund

iShares Russell Midcap Growth Index Fund

iShares Russell Midcap Index Fund

iShares Russell Midcap Value Index Fund

iShares S&P 100 Index Fund

iShares S&P 1500 Index Fund

iShares S&P 500 Index Fund

iShares S&P 500 Growth Index Fund

iShares S&P 500 Value Index Fund

iShares S&P Europe 350 Index Fund

iShares S&P Global 100 Index Fund

iShares S&P Global Energy Sector Index Fund

iShares S&P Global Financials Sector Index Fund

iShares S&P Global Healthcare Sector Index Fund

iShares S&P Global Technology Sector Index Fund

iShares S&P Global Telecommunications Sector Index Fund

iShares S&P Latin America 40 Index Fund

iShares S&P MidCap 400 Index Fund

iShares S&P MidCap 400 Growth Index Fund

iShares S&P MidCap 400 Value Index Fund

iShares S&P SmallCap 600 Index Fund

iShares S&P SmallCap 600 Growth Index Fund

iShares S&P SmallCap 600 Value Index Fund

iShares S&P/TOPIX 150 Index Fund

iShares Dow Jones U.S. Basic Materials Sector Index Fund

iShares Dow Jones U.S. Consumer Services Sector Index Fund

iShares Dow Jones U.S. Consumer Goods Sector Index Fund

iShares Dow Jones U.S. Financial Sector Index Fund

iShares Dow Jones U.S. Financial Services Index Fund

iShares Dow Jones U.S. Industrial Sector Index Fund

July 28, 2006

iShares Dow Jones U.S. Real Estate Index Fund

iShares Dow Jones U.S. Oil & Gas Exploration & Production Index Fund

iShares Dow Jones U.S. Oil Equipment & Services Index Fund

iShares Dow Jones U.S. Pharmaceuticals Index Fund

iShares Dow Jones U.S. Healthcare Providers Index Fund

iShares Dow Jones U.S. Medical Devices Index Fund

iShares Dow Jones U.S. Broker-Dealers Index Fund

iShares Dow Jones U.S. Insurance Index Fund

iShares Dow Jones U.S. Regional Banks Index Fund

iShares Dow Jones U.S. Aerospace & Defense Index Fund

iShares Dow Jones U.S. Home Construction Index Fund

iShares KLD Select SocialSM Index Fund

iShares Cohen & Steers Realty Majors Index Fund

iShares Dow Jones U.S. Total Market Index Fund

iShares Dow Jones U.S. Energy Sector Index Fund

iShares Dow Jones U.S. Healthcare Sector Index Fund

iShares Dow Jones U.S. Telecommunications Sector Index Fund

iShares Dow Jones U.S. Technology Sector Index Fund

iShares Dow Jones U.S. Utilities Sector Index Fund

iShares Dow Jones Select Dividend Index Fund

iShares Dow Jones Transportation Average Index Fund

iShares Morningstar Large Core Index Fund

iShares Morningstar Large Growth Index Fund

iShares Morningstar Large Value Index Fund

iShares Morningstar Mid Core Index Fund

iShares Morningstar Mid Growth Index Fund

iShares Morningstar Mid Value Index Fund

iShares Morningstar Small Core Index Fund

iShares Morningstar Small Growth Index Fund

iShares Morningstar Small Value Index Fund